Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154-1402
414-570-4000
www.midwestairlines.com
Traded: NYSE - MEH

Media Inquiries: Carol Skornicka, 414-570-3980, 888-360-4782 or Carol.Skornicka@midwestairlines.com
Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE
May 4, 2005

SKYWAY AIRLINES ANNOUNCES TERMINATION OF DISCUSSIONS
TO OPERATE DELTA CONNECTION 328JET FLEET

Milwaukee, Wisconsin, May 4, 2005 – Skyway Airlines today announced the termination of its discussions with Delta Air Lines to operate Delta Connection’s fleet of Fairchild 328JET regional jet aircraft. Delta announced earlier today that it had decided to discontinue operating Fairchild 328JETs.

Skyway – operating as Midwest Connect – currently operates a fleet of 10 328JETs and 12 Beech 1900Ds, providing connections to Midwest Airlines and point-to-point service in select Midwestern markets. Skyway will continue to explore opportunities for future growth as part of an expansion of its business model.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Skyway Airlines, Inc. – its wholly owned subsidiary – operates as Midwest Connect, which offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together, the airlines offer service to 50 cities. More information is available at www.midwestairlines.com.

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